Exhibit 1.1

THE COMMUNITY FINANCIAL CORPORATION

$23,000,000

6.25% Fixed to Floating Rate Subordinated Notes due February 15, 2025

UNDERWRITING AGREEMENT

February 3, 2015

KEEFE, BRUYETTE & WOODS, INC.

as Representative of the several Underwriters

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

4th Floor

New York, New York 10019

Ladies and Gentlemen:

The Community Financial Corporation, a Maryland corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”) $23,000,000 aggregate principal amount of the Company’s 6.25% Fixed to Floating Rate Subordinated Notes due February 15, 2025 (the “Securities”). The Securities are to be issued pursuant to an indenture dated as of February 6, 2015, (the “Base Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”) as supplemented by a supplemental indenture dated as of February 6, 2015 between the Company and the Trustee (the “First Supplemental Indenture”) and collectively with the Base Indenture, (the “Indenture”). Keefe, Bruyette & Woods, Inc. (“KBW”) has agreed to act as Representative of the Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Securities. To the extent there are no additional Underwriters listed on Schedule I, the term “Representative” as used herein shall mean you, as Underwriters, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered. Securities issued in book-entry form shall be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a blanket issuer letter of representations, dated January 28, 2015 (the “DTC Agreement”), between the Company and DTC.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-199455), including the related preliminary prospectus or prospectus covering the registration of various securities, including the Securities, under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement has been declared effective by the Commission, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment is effective under the Securities Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations. Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” Each base prospectus and prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information is referred to herein collectively as a “preliminary prospectus.” Such registration statement, at any given time, including any amendments thereto, including post-effective amendments, to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein at such time and the documents otherwise deemed to be a part thereof or included therein by the Securities Act, is referred to herein as the “Registration Statement;” provided, however, that the term “Registration Statement” without reference to a time means such registration statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such Registration Statement with respect to the Underwriters and the Securities (within the meaning of Rule 430B(f)(2)); provided, further, that any registration statement filed pursuant to Rule 462(b) under the Securities Act is referred to herein as the “Rule 462(b) Registration Statement”, and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final base prospectus and the prospectus supplement, dated the date hereof, including the documents incorporated by reference therein, are referred to herein collectively as the “Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any term sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package (as defined hereinafter) (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated by reference in the Registration Statement, such preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, after the execution of this Agreement.

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As used in this Agreement:

“Applicable Time” means 4:30 p.m. (Eastern time) on the date of this Agreement or such other time as agreed by the Company and the Representative.

“Final Term Sheet” means the final term sheet in the form set forth on Schedule II hereto, reflecting the final terms of the Securities.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b).

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a Road Show (as hereinafter defined), whether or not required to be filed with the Commission, (iii) the Final Term Sheet, or (iv) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.

“Road Show” means a “road show” (as defined in Rule 433) relating to the offering of the Securities contemplated hereby that is a “written communication” (as defined in Rule 405 of the Securities Act Regulations (“Rule 405”)).

The “General Disclosure Package” means the Final Term Sheet, the Issuer General Free Writing Prospectus issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together.

The Company confirms as follows its agreement with the Representative and the other Underwriters.

Section 1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof, as of the Applicable Time and as of the Closing Date:

(i) (A) At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Securities, and (C) at the date hereof, the Company was not an “ineligible issuer” as defined in Rule 405. The Company meets the requirements for use of Form S-3 under the Securities Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act;

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(ii) (A) Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, at the time it became effective, complied and will comply in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the 1939 Act and the Rules and Regulations of the Commission under the 1939 Act (the “1939 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to that part of the Registration Statement which shall constitute the Statements of Eligibility and Qualification (Form T-1) under the 1939 Act of the Trustee, and (B) the Prospectus as of its date, did not, and at the Closing Date, will not, contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (A) and (B) above shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendments thereto, the Prospectus, or any amendments or supplements thereto, made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter is that identified as such in Section 8(b) hereof. No order preventing or suspending the use of the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus has been issued by the Commission. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. Each preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b), complied when so filed in all material respects with the requirements of the Securities Act and each preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(iii) The General Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III did not, does not and will not conflict with the information contained in the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus, including any information incorporated by reference therein, any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter is that identified as such in Section 8(b) hereof;

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(iv) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any Rule 462(b) Regulation Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”) and, when read together with the other information in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective, or any amendment thereto became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect, or any development that could be expected to result in a material adverse effect, on the general affairs, business, properties, prospects, management, financial position, stockholders’ equity or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiaries, considered as one enterprise (a “Material Adverse Effect”);

(vi) Each “subsidiary” (as is defined in Rule 405) of the Company (each, a “Subsidiary”), has been duly incorporated (or organized) and is validly existing as a corporation or other organization (or, in the case of the Community Bank of the Chesapeake (the “Bank”), as a Maryland-chartered commercial bank) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification except where the failure to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The only Subsidiaries of the Company are the Subsidiaries listed on Schedule IV hereto;

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(vii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options, in each case described in the Registration Statement, the General Disclosure Package and the Prospectus). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of the Subsidiaries other than those described in the Registration Statement, the General Disclosure Package and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or compensation arrangements, and the options or other rights granted thereunder, incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus accurately and fairly presents, in all material respects, the information required to be describe therein with respect to such plans, arrangements, options and rights;

(viii) This Agreement has been duly authorized, executed and delivered by the Company;

(ix) The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture conforms in all material respects to the description of the Indenture contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(x) The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when authenticated in the manner provided for in the Indenture and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditor’s rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

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(xi) The Securities will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xii) The Company and each Subsidiary has been and is in compliance with all applicable laws, rules and regulations of (including, without limitation, all applicable regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve System (“Federal Reserve”), the Federal Deposit Insurance Corporation (“FDIC”), the Maryland Commissioner of Financial Regulation (“Commissioner”), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the USA Patriot Act, the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency), except where failure to be so in compliance could not be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xiii) The issue and sale of the Securities, the execution of this Agreement by the Company, the execution of the Indenture and the compliance by the Company with the provisions of this Agreement and the Indenture and the consummation of the transactions herein and therein contemplated: (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a Repayment Event (as hereinafter defined) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except for conflicts, breaches, violations, defaults or Repayment Events, as could not be expected, individually or in the aggregate, to have a Material Adverse Effect; (B) nor will such action result in any violation of the provisions of the articles of incorporation or bylaws (or other organization documents) of the Company or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under the rules and regulations of the Nasdaq Stock Market (“Nasdaq”) or the Financial Industry Regulatory Authority (“FINRA”) and state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters; as used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company or any of its Subsidiaries;

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(xiv) Stegman & Company who have certified certain financial statements (which term as used in this Agreement includes the related notes thereto), filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, of the Company and the Subsidiaries, are (A) independent public accountants as required by the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X promulgated under the Securities Act and (C) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn;

(xv) The financial statements, together with related schedules and notes, included in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly the consolidated financial position, results of operations, comprehensive income, and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data, the summary financial data and the capitalization information included in the General Disclosure Package present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement. The pro forma financial statements of the Company and the Subsidiaries and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements or supporting schedules are required to be included in the Registration Statement or the General Disclosure Package. All disclosures, if any, contained in the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus that constitute non-GAAP financial measures (as defined under the Securities Act and the Exchange Act) comply in all material respects with Regulation G promulgated under the Exchange Act and Item 10 of Regulation S-K promulgated under the Securities Act, as applicable. The Company’s ratios of earnings to fixed charges and preferred stock dividends set forth in the Registration Statement and the Prospectus under the caption “Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends” and in Exhibit 12.1 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K promulgated under the Securities Act. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the General Disclosure Package and the Prospectus;

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(xvi) Neither the Company nor any Subsidiary has sustained, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has not been any change in the capital stock (other than issuances as a result of exercise of stock options) or long-term debt of the Company or any of the Subsidiaries other than in the ordinary course of business, (B) there has not been any Material Adverse Effect, or any development that might reasonably be expected to result in a Material Adverse Effect, (C) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, or (D) except for regular quarterly dividends on the common stock and preferred stock of the Company in amounts consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(xvii) Neither the Company nor any Subsidiary is (A) in violation of its articles of incorporation or bylaws (or other organization documents), (B) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (C) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (B) and (C), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect;

(xviii) Each of the Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all mortgages, pledges, liens, encumbrances, restrictions and defects except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary;

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(xix) Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xx) The Company and each Subsidiary possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Company and each Subsidiary is in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits;

(xxi) The Company and each Subsidiary owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, service marks, copyrights, trade secrets and other proprietary information described in the Registration Statement, the General Disclosure Package and the Prospectus and as being owned or licensed by any of them or which is necessary for the conduct of, or material to, any of their respective businesses (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any Subsidiary with respect to the Intellectual Property; to the Company’s knowledge, neither the Company nor any Subsidiary has infringed or is infringing the intellectual property of a third party, and neither the Company nor any Subsidiary has received notice of a claim by a third party to the contrary;

(xxii) No material labor dispute with the employees of the Company or the Subsidiaries exists, or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Effect;

(xxiii) The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged including, but not limited to, policies covering real and personal property owned or leased by the Company and each Subsidiary against theft, damage, destruction, acts of vandalism and earthquakes; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

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(xxiv) The Company and each Subsidiary has made and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Subsidiaries in all material respects. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is in conformity with generally accepted accounting principles, has been prepared in accordance with the Commission’s rules and guidelines applicable thereto and is updated as necessary to comply in all material respects with the requirements of the Securities Act and the Commission’s rules and guidelines applicable thereto and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply;

(xxv) Since the date of the latest audited financial statements included in the Prospectus, (A) the Company has not been advised of (i) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any Subsidiary to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of the Subsidiaries, and (B) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxvi) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (B) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established;

(xxvii) All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;

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(xxviii) All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Securities is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or the NASD Conduct Rules (administered by FINRA) is true, complete and correct;

(xxix) There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, the General Disclosure Package and the Prospectus to be filed as an exhibit to the Registration Statement which are not described or filed as required;

(xxx) There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus that have not been described as required;

(xxxi) Neither the Company nor any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim;

(xxxii) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates (as hereinafter defined). No “employee benefit plan” (as defined under ERISA) established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates, if such employee benefit plan were terminated, would have any material “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such Subsidiary is a member;

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(xxxiii) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(xxxiv) There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

(xxxv) Neither the Company nor the Bank is and, after giving effect to the offering and sale of the Securities as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxxvi) The Company has not distributed and, prior to the later to occur of the Closing Date (as defined in Section 3 hereof) and completion of distribution of the Securities will not distribute any offering materials in connection with the offering and sale of the Securities, other than the Registration Statement, any preliminary prospectus, the Prospectus and, subject to compliance with Sections 4(c), (q) and (r) hereof, any Issuer Free Writing Prospectus;

(xxxvii) Neither the Company nor any of the Subsidiaries has taken, directly, or indirectly, and neither the Company nor any of the Subsidiaries will take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any “reference security” (as defined in Rule 100 of Regulation M promulgated under the Exchange Act) to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M promulgated under the Exchange Act;

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(xxxviii) The statistical, market and industry-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required;

(xxxix) Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (C) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (D) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and the Subsidiaries and the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith in all material respects;

(xl) Each Road Show, as supplemented by and taken together with the General Disclosure Package, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to statements or omissions made in such presentation made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter is that identified as such in Section 8(b) hereof;

(xli) The operations of the Company and each of the Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

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(xlii) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC;

(xliii) Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement;

(xliv) Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances, and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading;

(xlv) Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby;

(xlvi) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and meets in all material respects the applicable requirements for qualification as such. The activities of the Subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Federal Reserve set forth in Title 12 of the Code of Federal Regulations. The Bank holds the requisite authority to do business as a Maryland state-chartered bank with banking powers under the laws of the State of Maryland. The Bank is the only depository institution subsidiary of the Company and the Bank is a member in good standing of the Federal Home Loan Bank System. The activities of the Bank are permitted under the laws and regulations of the Commissioner;

(xlvii) The Company and the Bank have no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause the Bank to be deemed not to be in satisfactory compliance with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”;

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(xlviii) Since 2011, the Company, the Bank and each of its subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the FDIC, the Commissioner and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not reasonably be expected to result in a Material Adverse Effect. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the Commissioner and any other applicable federal or state securities or banking authorities, as the case may be;

(xlix) As of September 30, 2014, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action;

(l) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies, management or business (each, a “Regulatory Agreement”), nor has the Company or any of its Subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any Regulatory Agreement. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries except as disclosed to the Representative or the Underwriters. The Company and its Subsidiaries are in compliance in all material respects with all applicable laws administered by the Regulatory Agencies. As used herein, the term “Regulatory Agency” means the Federal Reserve, the FDIC, the Commissioner or any other federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to the Company or any of its Subsidiaries;

(li) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Bank and each of its subsidiaries has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law. Neither the Bank nor any of its subsidiaries or any of their respective directors, officers or employees has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account;

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(lii) The deposit accounts of the Bank are insured by the FDIC up to the legal maximum, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened;

(liii) Except as disclosed in the Registration Statement, any preliminary prospectus and the Prospectus, each of the Company and its Subsidiaries has good and indefeasible title to all securities held by it (except securities sold under repurchase agreements, pledged to secure deposits or derivative contracts or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its Subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not, individually or in the aggregate, result in a Material Adverse Effect. The value of such securities as reflected in the accounting records of the Company and its Subsidiaries has been determined in accordance with generally accepted accounting principles used in the United States;

(liv) To the knowledge of the Company, after inquiry of its officers and directors, there are no affiliations with any FINRA member firm among the Company’s officers, directors, or principal shareholders, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, or as otherwise disclosed in writing to the Underwriters;

(lv) Other than the Securities, the Company has no debt securities to which a rating is accorded by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act;

(lvi) Neither the Company nor any of the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof;

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(lvii) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the “Cuba Act”) or is exempt therefrom; and

(lviii) No Subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

The Company has a reasonable basis for making each of the representations set forth in this Section 1(a). The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, may rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

(b) The Bank represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof, as of the Applicable Time, and as of the Closing Date:

(i) The Bank has been duly chartered and is validly existing as a Maryland-chartered commercial bank in good standing under the laws of the State of Maryland, and has been duly qualified as a foreign bank for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such other jurisdiction;

(ii) Neither the Bank nor any of its subsidiaries is in violation of its articles of incorporation, bylaws or other organizational or governing documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which any of them is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject (collectively, the “Bank Instruments”);

(iii) The execution, delivery and performance of this Agreement by the Bank, compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate action on the part of the Bank and do not and will not contravene, conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event under, any Bank Instrument, nor does or will any such action contravene, conflict with or result in a breach or violation of any of the terms or provisions of the articles of incorporation or bylaws of the Bank, any Regulatory Agreement or any statute, order, rule or regulation of any court or governmental entity having jurisdiction over the Bank or any of its subsidiaries or any of their properties; and

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(iv) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Bank nor its subsidiary is subject or is party to, or has received any notice or advice that either of them may become subject or party to any investigation with respect to a Regulatory Agreement nor has the Bank or its subsidiary been advised by any Regulatory Agency that it is considering issuing or requesting any Regulatory Agreement. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Bank or its subsidiary. The Bank and its subsidiary are in compliance in all material respects with all laws administered by the Regulatory Agencies.

The Bank has a reasonable basis for making each of the representations set forth in this Section 1(b). The Bank acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, may rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price equal to 98.5% of the aggregate principal amount of the Securities, the aggregate principal amount of the Securities set forth in Schedule I opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9.

Section 3.

(a) It is understood that the several Underwriters propose to offer the Securities for sale to the public upon the terms and conditions set forth in the Prospectus.

(b) Delivery of the Securities shall be made at the offices of Silver, Freedman, Taff & Tiernan LLP, 3299 K Street, N.W., Suite 100, Washington DC 20007, or at such other place as shall be agreed upon by the Representative and the Company, at 9:30 a.m. (Eastern time) on February 6, 2015 (unless postponed in accordance with the provisions of Section 10), or such other time not later than seven days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Date”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

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(c) The Securities shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Date. The Company shall deliver the Securities through the facilities of DTC unless the Representative shall otherwise instruct.

Section 4.

The Company further covenants and agrees with each of the Underwriters as follows:

(a) The Company, subject to Section 4(b) hereof, will comply with the requirements of Rule 430B under the Securities Act, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus shall have been filed (and to furnish the Representative with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) (without reliance on Rule 424(b)(8)) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) During the period when a prospectus relating to the Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representative for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement or a Final Term Sheet, a copy of each such amendment or supplement or such Final Term Sheet, and (ii) will not amend or supplement the Registration Statement or file such Final Term Sheet without the Representative’s prior written consent. Prior to amending or supplementing any preliminary prospectus or the Prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement or Final Term Sheet, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement or Final Term Sheet without the Representative’s prior written consent. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

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(c) The Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto or Term Sheet prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representative’s prior written consent. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Securities (but in any event if at any time through and including the Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representative’s prior written consent.

(d) The Company will use its best efforts to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that nothing in this Section 4(d) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e) The Company has furnished or will deliver upon request to the Representative, without charge, signed copies of the Registration Statement as originally filed, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also, upon request, deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(f) The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, prior to 10:00 a.m. Eastern time on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Securities under the Securities Act or the Exchange Act such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(h) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(i) During the period beginning on the date hereof and continuing to and including the Closing Date, the Company will not, and will not permit any Subsidiary to, without the prior written consent of the Representative, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities or nonconvertible preferred stock of the Company or any of its subsidiaries.

(j) The Company, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required by the Securities Act to be delivered in connection with sales of the Securities, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by, and each such document will meet the requirements of, the Exchange Act and the Exchange Act Regulations.

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(k) The Company will prepare the Final Term Sheet set forth in Schedule II in form and substance satisfactory to the Representative and the Company represents and agrees that, unless it obtains the prior consent of the Representative and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representative and the Company is hereinafter referred to as a “Permitted Free Writing Prospectuses” and is listed on Schedule III hereto. The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Notwithstanding the foregoing, the Company consents to the use by any Underwriter of a free writing prospectus that contains only (a)(i) information describing the preliminary terms of the Securities or their offering, (ii) information meeting the requirements of Rule 134 of the Securities Act Regulations, (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet or (iv) other customary information that is neither “issuer information,” as defined in Rule 433, nor otherwise an Issuer-Represented Free Writing Prospectus.

(l) The Company shall use its commercial reasonable best efforts to permit the Securities to be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.

(m) During a period of three years from the effective date of the Registration Statement, the Company will furnish to the Representative copies of all reports or other communications (financial or other) furnished to shareholders generally, and deliver (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company and its Subsidiaries as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission). For purposes of this section, any document filed with the Commission pursuant to EDGAR shall be deemed delivered to the Representative.

(n) The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act.

(o) If so requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one (1) business day from the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Securities. As used herein, the term “electronic Prospectus” means a form of preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Securities, (ii) it shall disclose the same information as such paper preliminary prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be, and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to such preliminary prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representative, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper preliminary prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

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(p) The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to cause or result in or which constitutes or might reasonably be expected to constitute stabilization or manipulation of the price of the Securities or any reference security with respect to the Securities, whether to facilitate the sale or resale of the Securities or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(q) During the period beginning on the date hereof and ending on the later of the fifth anniversary of the Closing Date or the date on which the Underwriters receive full payment in satisfaction of any claim for indemnification or contribution to which they may be entitled pursuant to Section 8 of this Underwriting Agreement, neither the Company nor the Bank shall, without the prior written consent of the Representative, take or permit to be taken any action that could result in the Bank’s common stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance; provided that this covenant shall be null and void if the Federal Reserve, the FDIC or any federal or state bank regulator or regulatory authority having jurisdiction over the Bank, by regulation, policy statement or interpretive release or by written order or written advice addressed to the Bank and specifically addressing the provisions of Section 8 hereof, permits indemnification of the Underwriters by the Bank as contemplated by such provisions.

(r) The Company shall use its reasonable best efforts to obtain a rating of at least BBB- from Kroll Bond Rating Agency, Inc. (“Kroll”) with regard to the Securities.

Section 5. The Company covenants and agrees with the Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(d), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) the costs, fees and expenses, if any, incurred by the Underwriters in connection with obtaining any approvals or non-objections from FINRA related to the Underwriters’ participation in the offering and distribution of the Securities, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriters; (vi) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters; (vii) the fees and expenses of the Trustee, including fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) the cost and charges of any transfer agent or registrar; (ix) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Securities; (x) the costs and expenses of the Company relating to investor presentations on any Road Show, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of Road Show slides and graphics, fees and expenses of any consultants engaged in connection with the Road Show presentations with the prior approval of the Company, travel and lodging expenses of the Representative, employees and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the Road Show; (xi) any fees payable in connection with the rating of the Securities; and (xii) the fees and expenses incurred in connection with having the Securities eligible for clearance, settlement and trading through the facilities of DTC.

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The Company agrees to reimburse the Representative for its reasonable and documented out-of-pocket expenses incurred in connection with the performance of its obligations under this Agreement including, without limitation, expenses related to document and presentation materials, travel, external database and communications services, courier and delivery services, and the fees and expenses of its outside legal counsel incurred in connection with the transactions contemplated by this Agreement; provided, however, that legal fees and expenses of the Representative’s outside legal counsel will not exceed $75,000. All fees and expenses to which the Representative shall be entitled to reimbursement under this paragraph of this Section 5 shall be due and payable upon receipt by the Company of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Representative. The provisions of this paragraph shall not apply to the provisions of Section 8 hereof.

Section 6. The several obligations of the Underwriters hereunder to purchase the Securities on the Closing Date are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Securities Act and in accordance with Section 4(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430B); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, including the Final Term Sheet, shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 5:30 p.m., Eastern time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of your counsel.

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(b) The respective representations and warranties of the Company and the Bank contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company and the Bank shall have complied in all material respects with all agreements and all conditions on its respective part to be performed or satisfied hereunder at or prior to the Closing Date.

(c) As of or prior to the date hereof, the Securities shall be rated at least BBB- by Kroll and the Company shall have delivered to the Representative a letter dated no later than the date hereof, from such rating agency, or other evidence satisfactory to the Representative, confirming that the Securities have such rating; such letter shall be in full force and effect as of the Closing Date. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading below a rating of BBB-, (ii) any intended or potential downgrading below a rating of BBB-, or (iii) any review or possible change below a rating of BBB- that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d) (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there shall not have been any change in the capital stock (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options, in each case described in the Registration Statement, the General Disclosure Package and the Prospectus) or long-term debt of the Company or any Subsidiary, or (B) there shall not have been any Material Adverse Effect, whether arising in the ordinary course or not, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Closing Date on the terms and in the manner contemplated in the Prospectus.

(e) The Representative shall have received on and as of the Closing Date a certificate of two executive officers of each of the Company and the Bank, at least one of whom with regard to each of the Company and the Bank has specific knowledge about the Company’s and the Bank’s financial matters, satisfactory to the Representative, to the effect (i) set forth in Section 6(b) (with respect to the respective representations, warranties, agreements and conditions of the Company) and Section 6(c), (ii) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission and (iii) no event of default under the Indenture or default with notice and/or lapse of time that would be an event of default in respect of the Securities has occurred and is continuing.

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(f) On the Closing Date, Kilpatrick Townsend & Stockton, LLP, counsel for the Company, shall have furnished to the Representative their favorable written opinion, dated the Closing Date, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel for the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its Subsidiaries and certificates of public officials.

(g) Stegman & Company shall have furnished to the Representative a letter, dated the date of this Agreement, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package, the Prospectus and each Issuer Free Writing Prospectus, if any.

(h) On the Closing Date, the Representative shall have received from Stegman & Company a letter, dated the Closing Date, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 6(g), except that the specified date referred to therein for the carrying out of procedures shall be not more than three business days prior to the Closing Date.

(i) On the Closing Date, the Representative shall have received the opinion of Silver, Freedman, Taff & Tiernan LLP, counsel for the Underwriters in connection with the offer and sale of the Securities, in form and substance satisfactory to the Underwriters, dated as of such date.

(j) If applicable, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(k) Prior to the Closing Date, the Company, Computershare (or another transfer agent acceptable to the Underwriters) and DTC shall have executed and delivered the Letter of Representations, dated the Closing Time, and the Securities shall be eligible for clearance, settlement and trading through the facilities of DTC.

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(l) The Company shall have furnished to the Underwriters the General Disclosure Package prior to the Applicable Time and the Prospectus on the business day next succeeding the date of this Agreement.

(m) On or prior to the Closing Date, the Company and the Bank shall have furnished to the Representative such further information, certificates and documents as the Representative shall reasonably request.

(n) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NYSE MKT LLC or on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by any of Federal, New York State or Maryland State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Closing Date on the terms and in the manner contemplated in the Prospectus.

(o) As of or prior to the date hereof, the FRB shall have issued its written approval or non-objection to the Company’s request to be permitted to redeem all 20,000 shares of Senior Non-Cumulative Perpetual Preferred Stock Series C issued by the Company to the U.S. Treasury, such approval or non-objection shall remain in full force and effect as of the Closing Date, and no order has been issued by the FRB suspending or revoking such approval or non-objection.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 10, by the Representative by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except as provided in Section 5, Section 7 and Section 10.

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Section 7. 1) The Company and the Bank, jointly and severally agree, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the General Disclosure Package, any Term Sheet or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; provided that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any preliminary prospectus, the General Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, in reliance upon and in strict conformity with written information furnished to the Company by any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 7(b) hereof. Notwithstanding the foregoing, the indemnification and contribution provided for in this Section 7 shall not apply to the Bank to the extent that such indemnification or contribution, as the case may be, by the Bank is found in a final judgment by a court of competent jurisdiction to constitute a covered transaction under Section 23A of the Federal Reserve Act.

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, or any preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the cover page of the Prospectus concerning the terms of the offering by the Underwriters.

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(c) Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 7(a), shall be selected by the Representative. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The obligations of the Company and the Bank in this Section 7(d) to contribute are joint and several. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the parties to this Agreement contained in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 8.

(a) If one or more of the Underwriters shall fail on the Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 36-hour period, then:

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(i) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(ii) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

(b) In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days, in order to effect any required changes to the Registration Statement or Prospectus or any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

(c) No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

Section 9. Notwithstanding anything herein contained, this Agreement may be terminated, subject to the provisions of Section 10, in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (a) trading generally on the New York Stock Exchange, NYSE MKT LLC or on the Nasdaq shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority, (b) trading of any securities of or guaranteed by the Company or any Subsidiary shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York or Maryland shall have been declared by Federal, New York State or Maryland State authorities or a new restriction materially adversely affecting the distribution of the Securities shall have become effective, (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions or if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, the occurrence of Material Adverse Effect with regard to the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (e) there has occurred any other Material Adverse Effect, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities to be delivered on the Closing Date, or to enforce contracts for the sale of the Securities.

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If this Agreement is terminated pursuant to this Section 9, such termination will be without liability of any party to any other party except as provided in Section 5 and Section 10 hereof; provided that the provisions of Section 7 shall at all times be effective and shall survive such termination.

Section 10.

(a) The respective indemnities, agreements, representations, warranties and other statements of the Company, the Bank or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Bank or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities.

(b) If this Agreement is terminated pursuant to Section 6, 8 or 9 or if for any reason the purchase of any of the Securities by the Underwriters is not consummated, the Company and the Bank shall remain jointly and severally responsible for the expenses to be paid or reimbursed by them pursuant to Section 5, the respective obligations of the Company and the Bank, on the one hand, and the Underwriters on the other pursuant to Section 8 and the provisions of Sections 8 and 9 shall remain in effect and, if any Securities have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 5, Section 6 and Section 7 shall also remain in effect.

(c) If this Agreement shall be terminated by the Underwriters, or any of them, under Section 6 or otherwise because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

Section 11. This Agreement shall inure to the benefit of and be binding upon the Company and the Bank and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

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Section 12. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative, c/o Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, (fax no.:212-582-1592); Attention: Dennis O’Rourke with a copy, which shall not constitute notice, to Silver, Freedman, Taff & Tiernan LLP, 3299 K Street, NW, Suite 100, Washington, D.C. 20007, attention Philip R. Bevan, Esq. Notices to the Company shall be given to it at The Community Financial Corporation, 3035 Leonardtown Road, Waldorf, Maryland 20601 (fax no.: 301-885-1430); Attention: William J. Pasenelli, President and Chief Executive Officer, with a copy, which shall not constitute notice, to Kilpatrick Townsend & Stockton LLP, 607 14th Street, NW, Suite 900, Washington, D.C. 20005, attention Gary R. Bronstein, Esq.

Section 13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

Section 14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

Section 15.

(a) The parties hereby submit to the jurisdiction of and venue in the state and federal courts located in the City of New York, New York, in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

(b) The Company and the Bank each acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Bank on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company and the Bank or their respective shareholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company and the Bank with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company and the Bank on other matters) or any other obligation to the Company and the Bank except the obligations expressly set forth in this Agreement, and (iv) the Company and the Bank has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and the Bank agrees that each will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company and the Bank in connection with such transaction or the process leading thereto.

(c) The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transaction for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

34

(d) Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

(e) This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Bank and the Underwriters, or any of them, with respect to the subject matter hereof.

(f) The Company and the Bank and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

35

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Bank and the Underwriters as of the date first above written.

Very truly yours,

THE COMMUNITY FINANCIAL CORPORATION

By:	/s/ William J. Pasenelli
Name: William J. Pasenelli
Title: President and Chief Executive Officer

COMMUNITY BANK OF THE CHESAPEAKE

By:	/s/ William J. Pasenelli
Name: William J. Pasenelli
Title: President and Chief Executive Officer

36

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in New York, New York as of the date first above written.

KEEFE, BRUYETTE & WOODS, INC.

For themselves and as Representative of the

other Underwriters named in Schedule I hereto

Keefe, Bruyette & Woods, Inc.

By:	/s/ David P. Lazar
Name: David P. Lazar
Title: Managing Director

37

SCHEDULE I

Underwriters	Principal Amount of Securities to be Purchased
Keefe, Bruyette & Woods, Inc.	$23,000,000

Total	$23,000,000

I-1

SCHEDULE II

PRICING TERM SHEET

Term Sheet filed February 4, 2015

Issuer Free Writing Prospectus

Dated February 3, 2015

Filed Pursuant to Rule 433

Registration No. 333-199455

PRICING TERM SHEET

Issuer	The Community Financial Corporation
Securities Offered	6.25% Fixed to Floating Rate Subordinated Notes due February 15, 2025
Aggregate Principal Amount	$23,000,000
Maturity Date	February 15, 2025.
Interest Rate

From and including the issue date to but excluding February 15, 2020:

•      a fixed per annum rate of 6.25%

From and including February 15, 2020 to but excluding the maturity date:

•      a floating rate equal to LIBOR determined on the determination date of the applicable interest period plus 479 basis points, payable quarterly in arrears.

For any determination date, “LIBOR” means the rate as published by Bloomberg (or other commercially available source providing quotations of such rate as selected by the Trustee from time to time) at approximately 11:00 a.m., London time, two business days prior to the commencement of the relevant quarterly interest period, as the rate for dollar deposits in the London interbank market with a three-month maturity. If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as reasonably selected by the Company.

Interest Payment Date(s)	Each February 15 and August 15, commencing August 15, 2015, through February 15, 2020, and thereafter February 15, May 15, August 15 and November 15 of each year through the maturity date or earlier redemption date.
Record Dates	Interest on each Subordinated Note will be payable to the person in whose name such Subordinated Note is registered on the February 1 or August 1 (whether or not a business day) through February 15, 2020, and thereafter the February 1, May 1, August 1 and November 1 immediately preceding the applicable interest payment date.
Subordination, Ranking

The Subordinated Notes will be unsecured, subordinated and:

•      will rank junior in right of payment and upon our liquidation to our existing and all of our future senior indebtedness (as defined in the Indenture and described below under “Description of the Notes” in the prospectus supplement dated February 3, 2015 (the “Prospectus Supplement”));

•      will rank equally in right of payment and upon our liquidation with our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with promissory notes, bonds, debentures and other evidences of indebtedness of types that include the Subordinated Notes;

•      will rank senior in right of payment and upon liquidation to our existing junior subordinated debentures, as well as any indebtedness the terms of which provide that such indebtedness ranks junior to promissory notes, bonds, debentures and other evidences of indebtedness of types that include the Subordinated Notes; and

•      will be effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of the Bank and our other current and future subsidiaries, including without limitation the Bank’s liabilities to depositors in connection with the deposits in the Bank, liabilities to general and trade creditors and liabilities arising during the ordinary course of business or otherwise.

The Indenture does not contain any limitation on the amount of debt or other obligations ranking senior to or equally with the indebtedness evidenced by the Subordinated Notes that we may incur hereafter.

Because we are a holding company, our cash flows and, consequently, our ability to pay and discharge our obligations, including the principal of, and premium, if any, and interest on, our debt securities depends on the dividends paid and distributions and other payments made to us by our subsidiaries, and funds we obtain from our corporate borrowings or by selling our securities. Accordingly, our right to receive any payments or assets of our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the Subordinated Notes to participate in the proceeds of those payments or assets, will be effectively subordinated to the claims of our subsidiaries’ respective creditors and preferred equity holders, if any.

As of September 30, 2014, Community Bank of the Chesapeake had outstanding indebtedness, total deposits and other liabilities of $915 million, excluding intercompany liabilities.

For more information, see “Description of Subordinated Notes—Subordination of the Notes” in the Prospectus Supplement.

II-1

Redemption	The Company may, at its option, beginning with the interest payment date of February 15, 2020 and on any interest payment date thereafter, redeem the Subordinated Notes, in whole or in part at a redemption price equal to 100% of the principal amount of the Subordinated Notes to be redeemed plus accrued and unpaid interest to the date of redemption. Any partial redemption will be made pro rata among all holders of the Subordinated Notes. The Subordinated Notes are not subject to repayment at the option of the holders. We may also redeem the Subordinated Notes, at our option, in whole, at any time, or in part from time to time, if (1) a change or prospective change in law occurs that could prevent us from deducting interest payable on the notes for U.S. federal income tax purposes, (2) a subsequent event occurs that precludes the notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (3) we are required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Subordinated Notes plus any accrued and unpaid interest through, but excluding, the redemption date. For more information, see “Description of the Notes—Redemption and Redemption Upon Special Events” in the Prospectus Supplement.
Events of Default; Remedies	The Subordinated Notes will contain customary payment, covenant and insolvency events of default. The trustee and the holders of the Subordinated Notes may not accelerate the maturity of the Subordinated Notes upon the occurrence of any payment or covenant event of default. However, if an insolvency-related event of default occurs, the principal of, and accrued and unpaid interest on, the Subordinated Notes will become immediately due and payable without any action of the Trustee or the holders of the Subordinated Notes. In the event of such an acceleration of the maturity of the Subordinated Notes, all of our obligations to holders of our senior indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal of, or interest on, the Subordinated Notes. See “Description of Subordinated Notes—Events of Default; Limitation on Suits” in the Prospectus Supplement.
Denomination; Form	The Subordinated Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000. The Subordinated Notes will be evidenced by a global note deposited with the trustee for the Subordinated Notes, as custodian for DTC. Beneficial interests in the global note will be shown on, and transfers of those beneficial interests can only be made through, records maintained by DTC and its participants. See “Description of Subordinated Notes—Clearance and Settlement” in the Prospectus Supplement.
Sinking Fund	None
Security	None. The Subordinated Notes are unsecured subordinated obligations of the Company.
Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $22.3 million, after deducting the underwriting discount and the payment of the transaction expenses payable by us. We plan to use the net proceeds of the offering: (1) to redeem all $20.0 million of the Company’s Series C preferred stock currently outstanding; and (2) for general corporate purposes, including, but not limited to, contributing capital to Community Bank of the Chesapeake. For additional details, see “Use of Proceeds” at page S-13 of the Prospectus Supplement.
Risk Factors	Investing in the Subordinated Notes involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-8 and the other information included or incorporated by reference in the Prospectus Supplement and the accompanying prospectus before investing in the Subordinated Notes.
Trustee	Wilmington Trust, National Association
CUSIP	20368XAA9
Listing	The Subordinated Notes will not be listed on any national securities exchange or included in any automated dealer quotation system. Currently, there is no market for the Subordinated Notes, and there can be no assurances that any public market for the Subordinated Notes will develop.
United States Federal Income Tax Consequences	See “U.S. Federal Income Tax Consequences” at page S-23 of the Prospectus Supplement.
Governing Law	The Subordinated Notes and the Indenture will be governed by New York law.

II-2

SCHEDULE III

Issuer Free Writing Prospectuses

Investor Presentation dated February 2015 filed February 3, 2015

Issuer Free Writing Prospectus

Dated February 3, 2015

Filed Pursuant to Rule 433

Registration No. 333-199455

The Community
Financial Corporation

Parent of:

Community Bank
of the Chesapeake

Investor Presentation
February 2015

Community Bank
of the Chesapeake
1

1 Parent of: Investor Presentation February 2015

III-1

2 Certain statements contained in this presentation are “forward - looking statements” within the meaning of the protections of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . These forward - looking statements are covered by the safe harbor provisions for forward - looking statements contained in the Private Securities Litigation Reform Act of 1995 , and we are including this statement for purposes of invoking these safe harbor provisions . Forward - looking statements are made based on our management’s expectations and beliefs concerning future events impacting our company and are subject to uncertainties and factors relating to our operations and economic environment, all of which are difficult to predict and many of which are beyond our control . You can identify these statements from our use of the words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “may” and similar expressions . These forward - looking statements may include, among other things : ▪ statements relating to projected growth, anticipated improvements in earnings, earnings per share , asset quality, and other financial performance measures, and management’s long - term performance goals ; ▪ statements relating to the anticipated effects on results of operations or our financial condition from expected developments or events ; ▪ statements relating to our business and growth strategies ; and ▪ any other statements which are not historical facts . Forward - looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements to differ materially from our expectations of future results, performance or achievements, or industry results, expressed or implied by these forward - looking statements . These forward - looking statements may not be realized due to a variety of factors, including without limitation : ▪ the effects of future economic, business and market conditions ; ▪ changes in interest rates ; ▪ governmental monetary and fiscal policies ; ▪ changes in prices and values of real estate ; ▪ legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, including changes in the cost and scope of FDIC insurance ; ▪ the failure of assumptions regarding the levels of non - performing assets and the adequacy of the allowance for loan losses ; ▪ weaker than anticipated market conditions in our primary market areas ; ▪ the effects of competition in our market areas ; ▪ liquidity risks through an inability to raise funds through deposits, borrowings or other sources, or to maintain sufficient liquidity at the Company separate from the Bank’s liquidity ; ▪ volatility in the capital and credit markets ; and ▪ the other risk factors discussed from time to time in the periodic reports that we file with the SEC, including our Annual Report on Form 10 - K for the year ended December 31 , 2013 . You should not place undue reliance on any forward - looking statement . Forward - looking statements speak only as of the date made . We undertake no obligation to update any forward - looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events . NOTE REGARDING NON - GAAP FINANCIAL MEASURES This presentation contains financial information determined by methods other than those prescribed by accounting principles generally accepted in the United States of America ("GAAP") . These non - GAAP financial measures include the following : efficiency ratio, tangible common equity, tangible book value per common share, tangible common equity to tangible assets and tangible equity to tangible assets . Management uses these non - GAAP financial measures because it believes that they are useful for evaluating our operations and performance over periods of time, as well as in managing and evaluating our business and in discussions about our operations and performance . Management believes these non - GAAP financial measures provide users of our financial information with meaningful measures for assessing our financial results, as well as comparison to financial results for prior periods . These non - GAAP financial measures should not be considered as a substitute for financial measures determined in accordance with GAAP and may not be comparable to other similarly titled financial measures used by other companies . For a reconciliation of the differences between our non - GAAP financial measures and the most comparable GAAP measures, please refer to the Appendix of this presentation . Forward Looking Information

III-2

3 Offering Overview Issuer The Community Financial Corporation (NASDAQ: TCFC) Security Structure Unsecured Subordinated Debt Subordinated Debt Rating BBB - (Kroll) Maturity 10 Year Redemption Option After Year 5 Registration SEC Registered Transaction Size Up to $30 Million Par Value $1,000 Interest Payment Fixed - to - floating coupon structure; semi - annually during fixed rate period and quarterly during floating rate period (after year 5) Use of Proceeds Redeem SBLF preferred and general corporate purposes, including: supporting organic growth, accretive acquisition opportunities and payment of dividends Book - running Manager Keefe, Bruyette & Woods, Inc.

III-3

4 Subordinated Debt Offering – Pro Forma Impact As Reported 9/30/14 (1) Pro Forma $30M Sub. Debt Offering & SBLF Redemption Tier 1 Common Ratio (%) 10.86% 10.84% Tier 1 Leverage Ratio (%) 12.28% 10.26% Tier 1 Capital Ratio (%) 14.50% 12.20% Total Capital Ratio (%) 15.45% 16.54% Source: Management. Note: Pro forma statistics assume 20% risk - weighting on proceeds. (1) Ratios presented on a consolidated basis. x Total capital position remains strong x Accretive to earnings per share as SBLF steps up to 9% in March 2016

III-4

Corporate Overview

Community Bank
of the Chesapeake

5

5 Corporate Overview

III-5

The Community Financial Corporation

Geographic Footprint

Ashburn
Sterling
Herndon
Reston
Chantilly
Oakton
Centreville
Fairfax
Burke
Springfield
Manassas
Dale City
Dumfries
Triangle
Aquia
Stafford
Hartwood
Leeland
Falmouth
Fredericksburg
Bowling Green
Wheaton
Potomac
Bethesda
McLean
Arlington
Annandale
Alexandria
Woodbridge
Silver Spring
College Park
Bowie
Washington, D.C.
Suitland
Glassmanor
Upper Marlboro
Fort Washington
Brandywine
MARYLAND
Pomonkey
Waldorf
St. Charles
Bryantown
La Plata
Charlotte Hall
Mechanicsville
Chaptico
Hollywood
California
Leonardtown
Lexington Park
King George
Colonial Beach
Montross
Occupacia
Tappahannock
Arnold
Annapolis
Riva
Londontown
Shady Side
Deale Beach
Chesapeake Beach
Chesapeake Bay
Prince Frederick
Calvert Beach
Golden Beach
Valley Lee
Cape St. Claire
Heathsville
Branches
LPOs

Community Bank of the Chesapeake

6

6 The Community Financial Corporation x The Community Financial Corporation (NASDAQ: TCFC) is the bank holding company for Community Bank of the Chesapeake (the “Bank”) x $1.1 billion in assets and market capitalization of approximately $90 Million (1) x Headquartered in Waldorf, MD with 15 locations in Maryland and Virginia • Branches: 10 in the Southern Maryland counties of Calvert, Charles and St. Mary’s and 2 in Virginia in King George county and the City of Fredericksburg • Loan Production Offices (LPOs): 4 in Maryland (Annapolis, La Plata, Prince Frederick and Leonardtown) and 1 in Virginia (Fredericksburg) x Opened Annapolis, MD LPO in October 2014 x 2 nd branch planned in Fredericksburg market x Relationship banking focus; high touch with direct access to senior decision makers x Current platform has capacity to support future organic growth x ~17% insider ownership (2) Geographic Footprint Source: SNL Financial and Management. Note: Fredericksburg and Leonardtown branch locations and LPOs are co - located. (1) Market data as of 1/22/15. (2) Includes ESOP ownership. Branches LPOs

III-6

7 Financial Highlights Source: SNL Financial, company regulatory and GAAP filings. TCFC has had no intangible assets in all presented periods. Gross lo ans presented net of deferred loan fees. (1) Non - GAAP financial measures. Refer to Appendix to this presentation for a reconciliation. (2) NPLs include nonaccrual loans, loans 90+ days past due and accruing TDRs. NPAs include NPLs and OREO. (3) Efficiency Ratio = Noninterest expense before OREO valuation allowance and OREO expense and amortization of impairment of intangibles / interest income + noninterest revenues (excludes securities gains, OREO gains and losses, and nonrecurring items). Refer to Appendix to this presentation for a reconciliation of the efficiency ratio. (4) In October 2013, the Company issued 1,591,300 shares of common stock at a price of $18.75 per share resulting in net proceeds of $27.4 million after commissions and related offering expenses. x Year over year net interest margin expansion to 3.66% x 10% year over year loan growth x 2014 YTD ROAA 0.65% x 2014 YTD income affected by one - time loan sale costs and continued investments to support organic growth Recent Financial Highlights x x 2011 FY 2012 FY 2013 FY 2013 YTD 2014 YTD ($000s except per share) 12/31/11 12/31/12 12/31/13 9/30/13 9/30/14 Balance Sheet Total Assets 983,480$ 981,639$ 1,023,824$ 992,904$ 1,042,481$ Total Gross Loans 717,744 755,888 807,268 767,960 845,253 Total Deposits 827,253 820,231 821,295 817,247 829,820 Tangible Common Equity (1) 55,454 59,047 90,730 62,148 94,765 Consolidated Capital (%) Tier 1 Risk Based Ratio 11.65% 11.76% 14.66% 11.78% 14.50 % Risk-Based Capital Ratio 12.69 12.84 15.62 12.79 15.45 TBV Per Share (1)(4) 18.32 19.34 19.52 20.39 20.21 Asset Quality (%) NPAs/ Assets (2) 2.61% 2.50% 2.60% 2.70% 1.96 % NCOs/ Avg Loans 0.61 0.27 0.14 0.15 0.17 Reserves/ NPLs (2) 37.1 46.7 41.1 40.9 58.8 7655 8247 8138 8034 8,050.00 Profitability Net Income to Common 2,489$ 4,790$ 6,451$ 4,857$ 4,795$ ROAA 0.35% 0.52% 0.69% 0.69% 0.65 % ROACE 4.5 8.3 9.4 10.5 6.9 Net Interest Margin 3.21 3.31 3.56 3.53 3.66 Efficiency Ratio (1)(3) 64.7 67.7 66.8 66.7 66.9 Diluted EPS (4) 0.82$ 1.57$ 1.88$ 1.60$ 1.03$ x x

III-7

8 Preliminary 4 th Quarter and Year End Financial Results Source: Company 2014 year end earnings release filing. Gross loans presented net of deferred loan fees. Note: 2014 year end and fourth quarter data is preliminary and unaudited. (1) NPLs include nonaccrual loans, loans 90+ days past due and accruing TDRs. NPAs include NPLs and OREO. (2) In October 2013, the Company issued 1,591,300 shares of common stock at a price of $18.75 per share resulting in net proceeds of $27.4 million after commissions and related offering expenses. TCFC has had no intangible assets in all presented periods. x Organic loan growth continues x Net interest margin continues to expand on a year over year and comparable quarter basis x 2014 NCOs increased as a result of the 2 nd quarter loan sale and the classification of two relationships as TDRs in the 4 th quarter Preliminary Financial Highlights x x 2013 FY 2014 FY ($000s except per share) 12/31/13 12/31/14 Balance Sheet Total Assets 1,023,824$ 1,082,878$ Total Gross Loans 807,268 870,890 Total Deposits 821,295 869,384 Consolidated Capital (%) Tier 1 Risk Based Ratio 14.66% 14.26 % Risk-Based Capital Ratio 15.62 15.21 Book Value Per Share (2) 19.52 20.53 Q4 Q4 Asset Quality (%) 2013 2014 NPAs/ Assets (1) 2.60% 2.71 % NCOs/ Avg Loans 0.14 0.28 0.13% 0.62 % Reserves/ NPLs (1) 41.1 36.1 8138 0 8034 8,050.00 Profitability Net Income to Common 6,451$ 6,290$ 1,594$ 1,495$ Provision for Loan Losses 940 2,653 300 1,502 ROAA 0.69% 0.63% 0.67% 0.59 % ROACE 9.4 6.7 7.1 6.2 Net Interest Margin 3.56 3.68 3.67 3.73 Diluted EPS (2) 1.88$ 1.35$ 0.35$ 0.32$ x x

III-8

9 Investment Highlights x Strong Fundamental Operating Trends • 28 consecutive years of profitability • Net interest margin improvement driven by stable loan yields and improving funding costs x Robust Lending Pipeline x Strong Market Share and Brand Recognition • Top community bank aggregate deposit market share in operating counties in Southern Maryland and the Northern Neck of Virginia • Successful results in new markets through local hiring, community outreach and grassroots marketing x Excellent Regional Demographics Driven by Proximity to Department of Defense (“DoD”) Headquarters, Homeland Security and Other Federal Agencies • Approximately $12B in annual procurement contracts to companies in Maryland from the DoD • 45% of Maryland’s DoD work force is made up of skilled civilian contractors conducting research, development, testing and evaluation projects • Distribution center for Dominion Power – Cove Point L iquefied Natural Gas Terminal x Experienced Senior Management Team with Strong Track Record • Average of 29 years in banking and 16 years with the Company • Proven ability to grow organically through recent economic cycle

III-9

Major Market Demographics

Unemployment Rate (November 2014)[1]

7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
4.8%
5.8%
Weighted Avg. Franchise
US

Median 2014 HH Income[2]

$100,000
$80,000
$60,000
$40,000
$20,000
$0
$94,575
$51,579
Weighted Avg. Franchise
US

Population Change (2014 – 2019)[2]

6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
4.7%
3.5%
Weighted Avg. Franchise
US

Community Bank of the Chesapeake

10

10 $94,575 $51,579 $0 $20,000 $40,000 $60,000 $80,000 $100,000 Weighted Avg. Franchise US 4.7% 3.5% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% Weighted Avg. Franchise US Major Market Demographics x Positioned in demographically attractive markets x Diversified economy including military, federal and state governments, research and development , technology, education , energy import/export, healthcare and professional services x Strong demographics and household income metrics, with below average unemployment rates Unemployment Rate (November 2014) (1) Note: Weighted average by deposits. (1) Source: US Bureau of Labor Statistics, not seasonally adjusted. (2) Source: SNL Financial. Population Change (2014 – 2019) (2) Median 2014 HH Income (2) 4.8% 5.8% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% Weighted Avg. Franchise US

III-10

Complementary New Market Demographics

Unemployment Rate (November 2014)[1]

7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
4.7%
5.8%
Weighted Avg. Franchise (Incl. Fredericksburg & Anne Arundel)
US

Median HH Income[2]

$100,000
$80,000
$60,000
$40,000
$20,000
$0
$90,097
$51,579
Weighted Avg. Franchise (Incl. Fredericksburg & Anne Arundel)
US

Population Change (2014 – 2019)[2]

6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
5.1%
3.5%
Weighted Avg. Franchise (Incl. Fredericksburg & Anne Arundel)
US

Community Bank of the Chesapeake

11

11 Complementary New Market Demographics x Expanded branch franchise into Fredericksburg, VA market in July 2014 to support existing successful LPO x Annapolis LPO opened in October 2014 x Economies and demographics for new markets strongly mirror those of the legacy TCFC franchise Unemployment Rate (November 2014) (1) Note: Weighted average by county population . Fredericksburg market assumed to include Fredericksburg City, Spotsylvania and Stafford counties in Virginia. (1) Source: US Bureau of Labor Statistics, not seasonally adjusted. (2) Source: SNL Financial . Population Change (2014 – 2019) (2) Median HH Income (2) 4.7% 5.8% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% Weighted Avg. Franchise (Incl. Fredericksburg & Anne Arundel) US $90,097 $51,579 $0 $20,000 $40,000 $60,000 $80,000 $100,000 Weighted Avg. Franchise (Incl. Fredericksburg & Anne Arundel) US 5.1% 3.5% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% Weighted Avg. Franchise (Incl. Fredericksburg & Anne Arundel) US

III-11

12 Significant In - Market Federal Agency Presence x Department of Defense in - market presence: • National Energetics Center – Naval Support Facility at Indian Head (Charles County) • Naval Surface Warfare – Naval Support Facility at Dahlgren (King George County) • Air Force One – Andrews AFB (Prince Georges County) • US Marines – Quantico (Prince William County) • Defense Intelligence Agency & Defense Intelligence Analysis Center – Joint Base Anacostia - Bolling (Prince Georges County) • Naval Air Station Patuxent River (St. Mary’s County) − Annual county economic impact $2.3 billion x Additional major in - market Federal Agency presence: • Federal Aviation Administration (FAA) Unmanned Aerial Vehicle (UAV) Drones Program • Homeland Security • FBI & DEA – Quantico (Prince William County)

III-12

Over a Decade of Loan Growth

Gross Loan CAGR: 12.2%[(1)]

$900
$800
$700
$600
$500
$400
$300
$200
$100
$-
$174
$168
$198
$183
$201
$203
$221
$228
$292
$267
$373
$363
$426
$418
$458
$445
$548
$525
$624
$640
$662
$725
$718
$827
$756
$820
$807
$821
$845
$830
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014 YTD
Gross Loans ($MM)
Deposits ($MM)

Community Bank of the Chesapeake

13

13 $174 $198 $201 $221 $292 $373 $426 $458 $548 $624 $662 $718 $756 $807 $845 $168 $183 $203 $228 $267 $363 $418 $445 $525 $640 $725 $827 $820 $821 $830 $- $100 $200 $300 $400 $500 $600 $700 $800 $900 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 YTD Gross Loans ($MM) Deposits ($MM) Gross Loan CAGR: 12.2% (1) Over a Decade of Loan Growth Source: SNL Financial and Company filings. 2014 YTD as of 9/30/14 . Gross loans presented net of deferred loan fees. (1) Represents the period from 12/31/00 – 9/30/14 x 2005 & 2007 – Strategic hires from Mercantile Bancshares x 2012 & 2013 – Open a branch and a loan production office in Virginia x 2014 – Expansion into Annapolis in October 2014

III-13

Migration into a True Commercial Bank

Loan Composition (12/31/2000)	Loan Composition (9/30/2014)
$174 Million	$845 Million

YTD Yield: 4.82%

Construction
10%
Residential &
Consumer
57%
CRE and C&I
33%

Residential &
Consumer
21%
Construction
4%
CRE & C&I
75%

57% 1-4 family real estate and consumer loans

75% commercial real estate and commercial & industrial loans

Community Bank of the Chesapeake

14

14 Residential & Consumer 21% Construction 4% CRE & C&I 75% Migration into a True Commercial Bank Loan Composition (12/31/2000) $174 M illion Loan Composition (9/30/2014) Source: Management and SEC filings. Gross loans presented net of deferred loan fees . $845 M illion 57% 1 - 4 family real estate and consumer loans 75% commercial real estate and commercial & industrial loans CRE and C&I 33% Residential & Consumer 57% Construction 10% YTD Yield: 4.82%

III-14

NIM Consistent With Peers

Yield on Earning Assets

5.00%
4.80%
4.60%
4.40%
4.20%
4.00%
4.93%
4.71%
4.72%
4.64%
4.65%
4.46%
4.40%
4.41%
4.44%
4.34%
4.35%
4.43%
4.57%
4.50%
4.51%
4.41%
4.54%
4.41%
4.38%
4.43%
4.43%
4.21%
4.24%
4.26%
2011Q4
2012Q1
2012Q2
2012Q3
2012Q4
2013Q1
2013Q2
2013Q3
2013Q4
2014Q1
2014Q2
2014Q3
TCFC
Regional BHC Peer Median

TCFC Δ
-14 bps

Peer Δ
-67 bps

Net Interest Margin

TCFC Δ
+69 bps

Peer Δ
-24 bps

Community Bank of the Chesapeake

15

15 NIM Consistent With Peers Net Interest Margin Source SNL Financial regulatory data and Management. Peers include all BHCs headquartered in Maryland, Virginia or Washington DC with assets between $500 million and $1.5 billion . E xcludes H Bancorp LLC. Yield on Earning Assets TCFC Δ - 14 bps Peer Δ - 67 bps TCFC Δ +69 bps Peer Δ - 24 bps 3.05% 3.15% 3.28% 3.28% 3.54% 3.52% 3.47% 3.60% 3.67% 3.60% 3.63% 3.74% 4.03% 3.83% 3.86% 3.93% 3.81% 3.74% 3.77% 3.80% 3.85% 3.58% 3.61% 3.79% 3.00% 3.50% 4.00% 4.50% 2011Q4 2012Q1 2012Q2 2012Q3 2012Q4 2013Q1 2013Q2 2013Q3 2013Q4 2014Q1 2014Q2 2014Q3 TCFC Regional BHC Peer Median 4.57% 4.50% 4.51% 4.41% 4.54% 4.41% 4.38% 4.43% 4.43% 4.34% 4.35% 4.43% 4.93% 4.71% 4.72% 4.64% 4.65% 4.46% 4.40% 4.41% 4.44% 4.21% 4.24% 4.26% 4.00% 4.20% 4.40% 4.60% 4.80% 5.00% 2011Q4 2012Q1 2012Q2 2012Q3 2012Q4 2013Q1 2013Q2 2013Q3 2013Q4 2014Q1 2014Q2 2014Q3 TCFC Regional BHC Peer Median

III-15

16 Investment Portfolio – Highlights and Composition By Investment Grade (9/30/14) By Investment Type (9/30/14 ) Source: Management. Excludes FHLB stock. Note: AFS securities shown at fair market value. HTM securities shown at book value. “Not Rated” securities include bond mut ual funds and corporate equities. $120 M illion Agency RMBS , $20.2M , 17% Agency Resi CMOs $92.6M 77% Non - Agency CMOs $2.3M 2% US Gov. Obligations , $0.8M , 1% Bond Mutual Funds $4.3M 3% Corporate Equities nil AAA , $112.8M , 94% AA+ $0.8M 1% BBB 0.4M Nil Non - Investment Grade , $1.9M , 2% Not Rated $4.3M 3%

III-16

Liability and Deposit Composition

Total Liabilities (9/30/14):
$928 Million

Other
9M
1%
TruPS
12M
1%
FHLB
Borrowings &
Repo
Agreements
77M
8%
Total Deposits
830M
90%

Total Deposits (9/30/14):
$830 Million

Community Bank of the Chesapeake

Source: Management.

17

17 Liability and Deposit Composition Total Deposits (9/30/14): $830 Million Total Deposits 830M 90% FHLB Borrowings & Repo Agreements 77M 8% TruPS 12M 1% Other 9M 1% Total Liabilities (9/30/14): $928 Million Source: Management. Time > $100K 224M 27% Time <$100K 172M 21% Noninterest Bearing Transaction 101M 12% Interest Bearing Transaction 333M 40%

III-17

Deposit Franchise

Cost of Funding

Cost of funds
Cost of deposits
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
3.06%
2.77%
2.35%
2.11%
1.78%
1.61%
1.59%
1.43%
1.21%
1.05%
0.88%
0.71%
0.76%
0.58%
2008Y
2009Y
2010Y
2011Y
2012Y
2013Y
2014YTD

Community Bank of the Chesapeake

18

18 Deposit Franchise Cost of Funding x Significant deposit franchise - with 73% “core” (1) x Effectively managing the cost of funds which declined to 0.76% for the nine months ended September 30, 2014 from 0.90% for the same time period in 2013 x Increased average balance of noninterest bearing transaction accounts by $10.3 million, or 11.8%, over last twelve months (2) x Continue to shift deposit mix away from CDs. At September 30, 2014, the Bank’s deposit funding consisted of 52.3% transaction accounts compared to 44.9% at December 31, 2011 Source: Management. YTD data for the nine month period ended 9/30/14. (1) “Core ” deposits defined as all deposits less time deposits > $ 100,000. Data as of 9/30/14. (2) Comparison reflects nine month average balance as of 9/30/14 as compared to nine month average balance as of 9/30/13. 3.06% 2.35% 1.78% 1.59% 1.21% 0.88% 0.76% 2.77% 2.11% 1.61% 1.43% 1.05% 0.71% 0.58% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 2008Y 2009Y 2010Y 2011Y 2012Y 2013Y 2014YTD Cost of funds Cost of deposits

III-18

Asset Quality Overview

Classified Asset Trends

$90.0
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$79.6
$58.6
$56.9
$54.0
2011
2012
2013
2014

Nonperforming Asset Composition (12/31/2014)(1)

OREO $5.9M
TDRs $13.2M
$29.4M
Non-Accrual Loans $10.3M

Community Bank of the Chesapeake

19

19 Asset Quality Overview Source: SNL Financial and Management. Note: Data as of 12/31/14 is preliminary and unaudited. (1) NPLs include nonaccrual loans, loans 90+ days past due and accruing TDRs. NPAs include NPLs and OREO . (2) Classified assets include loans graded as substandard, doubtful or loss, non - investment grade securities and OREO. Classified Asset Trends Nonperforming Asset Composition (12/31/2014) (1) x More than 30% improvement in NPAs from their Q3 2010 peak of $42.9 million; TDRs as of 12/31/2014 include $10.1 million related to two loan relationships restructured during the fourth quarter of 2014 x 34%, or $27.9 million, reduction in classified assets (2) since their peak in Q3 2011 from $81.9 million to $54.0 million at Q4 2014 Non - Accrual Loans $10.3M TDRs $13.2M OREO $5.9M $29.4M $79.6 $58.6 $56.9 $54.0 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 2011 2012 2013 2014

III-19

Significant Organic Growth Opportunities Ahead

✓ Fredericksburg & Annapolis Areas

✓ Contiguous Market Area Strategy

TCFC Branch
TCFC LPO
Existing Branch Footprint
Fredericksburg LPO Service Area
Annapolis LPO Service Area
Essex
Baltimore
Glen Burnie
Annapolis
Bethesda
Silver Spring
Royal
Arlington
Washington
Suitland
Manassas
Fairfax
Alexandria
Deale Beach
Choptank River
Warrenton
Dale City
Culpeper
Golden Beach
Fredericksburg
Chaptico
Chancellor
Lexington Par
Potomac
Montross
Ridge
Tappahannock
Beaverdam
Ashland
Lancaster
Jamaica

Community Bank of the Chesapeake

20

20 Significant Organic Growth Opportunities Ahead x Fredericksburg & Annapolis Areas • Opened loan production office in Fredericksburg in Q3 2013 • Branch opened in Fredericksburg in July 2014. Second Fredericksburg branch planned • Two seasoned lenders hired in Q2 2014 to develop Annapolis LPO service area. Annapolis LPO opened in October 2014 x Contiguous Market Area Strategy • Entry into new markets initially through loan production offices • Opportunistic expansion of deposit franchise TCFC Branch TCFC LPO Existing Branch Footprint Fredericksburg LPO Service Area Annapolis LPO Service Area Source: SNL Financial and Management. Note: Fredericksburg and Leonardtown branch locations and LPOs are co - located.

III-20

Capital Position

9/30/2014 Consolidated Capital Ratios (%)
18.0%
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
9.09%
12.28%
14.50%
15.45%
TCE Ratio(1)
Leverage Ratio
Tier 1 Risk-Based Ratio
Total Risk-Based Capital Ratio
9/30/14 Capital Ratios
SBLF
TruPS

Community Bank of the Chesapeake

21

21 Capital Position 9/30/2014 Consolidated Capital Ratios (%) x Regulatory capital levels are well above “well - capitalized” levels x Redeemed CPP by issuing $20 million of SBLF in September 2011 x SBLF dividend rate is currently 1.0%, will step - up to 9.0% in March 2016 x $5 million of trust preferred yielding 3 Month LIBOR + 170 bps and $7 million of trust preferred yielding 3 Month LIBOR + 260 bps Source: Management as of 9/30/14. (1) Measure is a non - GAAP financial measure. Refer to Appendix to this presentation for a reconciliation . 9.09% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% TCE Ratio Leverage Ratio Tier 1 Risk- Based Ratio Total Risk- Based Capital Ratio 9/30/14 Capital Ratios SBLF TruPS 12.28% 14.50% 15.45% (1)

III-21

Concluding Remarks

- ✓ **Profitable Franchise**
- ✓ **Organic Growth Capacity**
- ✓ **Positioned in Demographically Attractive Markets**
- ✓ **Appealing Competitive Dynamics**
- ✓ **Strong, Experienced Management Team**

Community Bank of the Chesapeake
22

22 Concluding Remarks x Profitable Franchise x Organic Growth Capacity x Positioned in Demographically Attractive Markets x Appealing Competitive Dynamics x Strong, Experienced Management Team

III-22

23 Appendix

III-23

24 $8.93 $10.02 $10.48 $10.98 $12.06 $13.09 $14.28 $16.79 $17.23 $17.43 $18.25 $18.32 $19.34 $19.52 $20.21 $- $5.00 $10.00 $15.00 $20.00 $25.00 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 9/30/14 Tangible Book Value Per Share Consistent Shareholder Value Creation Source: SNL Financial and company filings. Note: Tangible book value per share is a non - GAAP financial measure. Refer to Appendix to this presentation for a reconciliation. In October 2013, the Company issued 1,591,300 shares of common stock at a price of $18.75 per share resulting in net proceeds of $27.4 million after commissions and related offering expenses. The additional shares outstanding impacted year to year comparability of per share book value amounts beginning with the year end ed December 31, 2013.

III-24

Asset Quality Trends

NPAs & 90+PD / Assets[(1)]

5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
4.58%
2.71%
2.61%
1.48%
2.50%
2.04%
2.60%
2.17%
1.96%
1.65%
2.71%
1.49%
2010Y
2011Y
2012Y
2013Y
9/30/14
12/31/14
TCFC
TCFC Excl. TDRs
Regional BHC Peer Median

Allowance for Loan Losses / Loans

2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1.16%
1.07%
1.09%
1.01%
0.98%
0.97%
2010Y
2011Y
2012Y
2013Y
9/30/14
12/31/14
TCFC
Regional BHC Peer Median

Allowance for Loan Losses / NPLs[(2)]

100%
80%
60%
40%
20%
0%
56.7%
25.5%
80.5%
37.1%
62.8%
46.7%
52.7%
41.1%
75.9%
58.8%
82.6%
36.1%
2010Y
2011Y
2012Y
2013Y
9/30/14
12/31/14
TCFC Excl. TDRs
TCFC
Regional BHC Peer Median

NCOs / Avg. Loans

1.00%
0.75%
0.50%
0.25%
0.00%
0.61%
0.61%
0.27%
0.14%
0.17%
0.28%
2010Y
2011Y
2012Y
2013Y
9/30/14 YTD
2014Y
TCFC
Regional BHC Peer Median

Community Bank of the Chesapeake

25

25 Asset Quality Trends NPAs & 90+PD / Assets (1) Allowance for Loan Losses / Loans Allowance for Loan Losses / NPLs (2) NCOs / Avg. Loans Source: SNL Financial and Management. Peers include all BHCs headquartered in Maryland, Virginia or Washington DC with total assets between $500 million and $1.5 billion . Excludes H Bancorp LLC. Peer data is as of 9/30/14, 12/31/14 data is unavailable and is excluded from the exhibits. Note: TCFC data as of 9/30/14 is unaudited and data as of 12/31/14 is preliminary and unaudited. (1) Nonperforming Assets = Nonaccrual + accruing TDRs + 90 day past due + OREO. (2) Nonperforming Loans = Nonaccrual + accruing TDRs + 90 day past due. 4.58% 2.61% 2.50% 2.60% 1.96% 2.71% 2.71% 1.48% 2.04% 2.17% 1.65% 1.49% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 2010Y 2011Y 2012Y 2013Y 9/30/14 12/31/14 TCFC TCFC Excl. TDRs Regional BHC Peer Median 1.16% 1.07% 1.09% 1.01% 0.98% 0.97% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 2010Y 2011Y 2012Y 2013Y 9/30/14 12/31/14 TCFC Regional BHC Peer Median 56.7% 80.5% 62.8% 52.7% 75.9% 82.6% 25.5% 37.1% 46.7% 41.1% 58.8% 36.1% 0% 20% 40% 60% 80% 100% 2010Y 2011Y 2012Y 2013Y 9/30/14 12/31/14 TCFC Excl. TDRs TCFC Regional BHC Peer Median 0.61% 0.61% 0.27% 0.14% 0.17% 0.28% 0.00% 0.25% 0.50% 0.75% 1.00% 2010Y 2011Y 2012Y 2013Y 9/30/14 YTD 2014Y TCFC Regional BHC Peer Median

III-25

26 Financial Summary Source: SNL Financial and Management. TCFC has had no intangible assets in all presented periods. Gross loans presented net of deferred loan fees . (1) Non - GAAP financial measures. Refer to Appendix to this presentation for a reconciliation. (2) Texas Ratio = NPAs / Tangible Equity + ALLL. (3) NPLs include nonaccrual loans, loans 90+ days past due and accruing TDRs. (4) NPAs include NPLs as defined above and OREO. (5) In October 2013, the Company issued 1,591,300 shares of common stock at a price of $18.75 per share resulting in net proceeds of $27.4 million after all commissions and related offering expenses. x x 2009 FY 2010 FY 2011 FY 2012 FY 2013 FY 2013 FQ4 2014 FQ1 2014 FQ2 2014 FQ3 ($ in thousands except per share data) 12/31/09 12/31/10 12/31/11 12/31/12 12/31/13 12/31/13 3/31/14 6/30/14 9/30/14 Balance Sheet Total Assets 815,043$ 885,936$ 983,480$ 981,639$ 1,023,824$ 1,023,824$ 1,016,938$ 1,034,707$ 1,042,481$ Total Gross Loans 624,064 662,119 717,744 755,888 807,268 807,268 818,681 845,177 845,253 Total Deposits 640,419 724,582 827,253 820,231 821,295 821,295 809,119 818,544 829,820 Tangible Common Equity (1) 51,873 54,788 55,454 59,047 90,730 90,730 92,133 93,226 94,765 Profitability (%) Net Income Avail. to Common ($000) 2,020$ 3,919$ 2,489$ 4,790$ 6,451$ 1,594$ 1,671$ 1,285$ 1,839$ ROAA 0.38% 0.57% 0.35% 0.52% 0.69% 0.67% 0.69% 0.53% 0.73 % ROACE 3.9 7.2 4.5 8.3 9.4 7.1 7.2 5.5 7.8 Net Interest Margin 3.02 3.32 3.21 3.31 3.56 3.67 3.60 3.63 3.74 Efficiency Ratio (1) 64.8 60.2 64.7 67.7 66.8 66.9 66.7 70.1 64.1 Balance Sheet Ratios / Consolidated Capital (%) Loans/ Deposits 97.4% 91.4% 86.8% 92.2% 98.3% 98.3% 101.2% 103.3% 101.9 % Tangible Equity/ Tangible Assets 8.37 8.03 7.67 8.05 10.82 10.82 11.03 10.94 11.01 Tangible Common Equity/ Tang Assets (1) 6.36 6.18 5.64 6.02 8.86 8.86 9.06 9.01 9.09 Tier 1 Risk Based Ratio 12.30 11.84 11.65 11.76 14.66 14.66 14.78 14.45 14.50 Total Risk Based Capital Ratio 13.46 12.94 12.69 12.84 15.62 15.62 15.75 15.38 15.45 Leverage Ratio 10.03 9.44 9.17 9.39 12.50 12.50 12.46 12.43 12.28 Texas Ratio (2) 42.0 51.5 30.9 28.1 22.4 22.4 24.5 17.8 16.6 Asset Quality (%) NPLs/ Loans (3) 4.95% 4.54% 2.87% 2.34% 2.45% 2.45% 2.70% 1.78% 1.66 % NPAs/ Assets (4) 3.90 4.58 2.61 2.50 2.60 2.60 2.90 2.09 1.96 NCOs/ Avg Loans 0.20 0.61 0.61 0.27 0.14 0.13 0.07 0.35 0.08 Reserves/ Loans 1.20 1.16 1.07 1.09 1.01 1.01 1.00 0.95 0.98 Reserves/ NPLs (3) 24.2 25.5 37.1 46.7 41.1 41.1 37.1 53.4 58.8 Reserves/ NPAs (4) 23.5 18.9 29.8 33.6 30.6 30.6 27.8 37.2 40.5 7471 7669 7655 8247 8138 8138 8197 8050 8273 Per Share Data Book Value Per Share 17.43$ 18.25$ 18.32$ 19.34$ 19.52$ 19.52$ 19.66$ 19.89$ 20.21$ Tangible Book Value Per Share (1)(5) 17.43 18.25 18.32 19.34 19.52 19.52 19.66 19.89 20.21 Earnings Per Share (5) 0.68 1.30 0.82 1.57 1.88 0.35 0.36 0.28 0.39 Common Dividends Per Share 0.40 0.40 0.40 0.40 0.40 0.10 0.10 0.10 0.10 x s

III-26

27 Non - GAAP Reconciliation Tangible Book Value Per Share & Tangible Common Equity / Tangible Assets ‘‘Tangible book value per share’’ is defined as tangible stockholders’ equity less preferred equity and intangible assets divided by total common shares outstanding. We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Source: Management. (dollars in thousands, except share data) For the Years Ended 2000 2001 2002 2003 2004 2005 2006 2007 2008 Stockholders' Equity 23,430$ 25,586$ 26,873$ 27,912$ 31,124$ 34,578$ 37,729$ 48,847$ 67,114$ Intangible Assets - - - - - - - - - Preferred Equity - - - - - - - - (16,317) Tangible Common Equity 23,430$ 25,586$ 26,873$ 27,912$ 31,124$ 34,578$ 37,729$ 48,847$ 50,797$ Shares Outstanding 2,624,670 2,554,218 2,564,252 2,542,314 2,580,444 2,641,487 2,642,288 2,909,974 2,947,759 Tangible Book Value per Share 8.93$ 10.02$ 10.48$ 10.98$ 12.06$ 13.09$ 14.28$ 16.79$ 17.23$ (dollars in thousands, except share data) For the Years Ended For the Quarter Ended 2009 2010 2011 2012 2013 12/31/2013 3/31/2014 6/30/2014 9/30/2014 Stockholders' Equity 68,190$ 71,105$ 75,454$ 79,047$ 110,730$ 110,730$ 112,133$ 113,226$ 114,765$ Intangible Assets - - - - - - - - - Preferred Equity (16,317) (16,317) (20,000) (20,000) (20,000) (20,000) (20,000) (20,000) (20,000) Tangible Common Equity 51,873$ 54,788$ 55,454$ 59,047$ 90,730$ 90,730$ 92,133$ 93,226$ 94,765$ Total Assets 815,043$ 885,936$ 983,480$ 981,639$ 1,023,824$ 1,023,824$ 1,016,938$ 1,034,707$ 1,042,481$ Intangible Assets - - - - - - - - - Tangible Assets 815,043$ 885,936$ 983,480$ 981,639$ 1,023,824$ 1,023,824$ 1,016,938$ 1,034,707$ 1,042,481$ Shares Outstanding 2,976,046 3,002,616 3,026,557 3,052,416 4,647,407 4,647,407 4,686,157 4,687,766 4,688,152 Tangible Book Value per Share 17.43$ 18.25$ 18.32$ 19.34$ 19.52$ 19.52$ 19.66$ 19.89$ 20.21$ Tangible Common Equity / Tang. Assets 6.36% 6.18% 5.64% 6.02% 8.86% 8.86% 9.06% 9.01% 9.09%

III-27

28 Non - GAAP Reconciliation Efficiency Ratio ‘‘Efficiency ratio’’ is defined as recurring non - interest expense less foreclosed real estate (OREO) expenses and valuation allowances, less amortization of intangible assets divided by operating revenue. Operating revenue is equal to net interest income plus non - interest income excluding gains and losses on securities and foreclosed real estate. In our judgment, the adjustments made to non - interest expense and operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one - time items and other discrete items that are unrelated to our core business. (dollars in thousands) For the Years Ended For the Quarter Ended Year to Date 2009 2010 2011 2012 2013 12/31/2013 3/31/2014 6/30/2014 9/30/2014 9/30/2013 9/30/2014 Non-Interest Expense 16,580$ 18,195$ 22,249$ 23,804$ 24,844$ 6,348$ 6,331$ 6,767$ 6,485$ 18,495$ 19,583$ OREO Valuation Allowance (148) (416) (2,452) (674) (601) (100) (82) (152) - (501) (234) OREO Operating Expenses - - - (97) (186) (81) (47) (13) (37) (105) (98) Non-Recurring Expense (344) - - - - - - - - - - Adjusted Non-Interest Expense (Numerator) 16,088$ 17,779$ 19,797$ 23,033$ 24,057$ 6,167$ 6,202$ 6,602$ 6,448$ 17,889$ 19,251$ Net Interest Income 21,721$ 25,957$ 26,838$ 29,689$ 32,032$ 8,380$ 8,434$ 8,570$ 9,004$ 23,651$ 26,008$ Non-Interest income 2,810 3,580 4,193 4,410 4,174 797 895 855 1,118 3,377 2,868 (Gains) / Losses on OREO Disposals - - (454) (89) (179) 36 - (4) (56) (215) (60) Realized (Gain) / Loss on Other Assets - - - - - - - (7) - (11) (7) Realized (Gain) / Loss on Securities 280 - - - - - (24) - - - (24) Operating Revenue (Denominator) 24,811$ 29,537$ 30,577$ 34,010$ 36,027$ 9,213$ 9,305$ 9,414$ 10,066$ 26,802$ 28,785$ Efficiency Ratio 64.8% 60.2% 64.7% 67.7% 66.8% 66.9% 66.7% 70.1% 64.1% 66.7% 66.9% Source: Management.

III-28

Senior Management Team

Michael L. Middleton

- Executive Chairman
- Joined in 1973
- President and Chief Executive Officer (1979-2014)

William J. Pasenelli

- President and Chief Executive Officer
- Joined in 2000
- Former CFO of Acacia Federal Savings Bank (1987-2000)

James M. Burke

- EVP and Chief Risk Officer
- Joined in 2005
- Former EVP and Senior Loan Officer at Mercantile Southern Maryland Bank

Gregory Cockerham

- EVP and Chief Lending Officer
- Joined in 1988
- Former Executive with Maryland National Bank

James F. Di Misa

- EVP and Chief Operating Officer
- Joined in 2005
- Former EVP at Mercantile Southern Maryland Bank

Todd L. Capitani

- EVP and Chief Financial Officer
- Joined in 2009
- Former Senior Finance Manager with Deloitte Consulting and CFO of Ruesch International, Inc.

Community Bank of the Chesapeake

29

29 Senior Management Team William J. Pasenelli Michael L. Middleton x Executive Chairman x Joined in 1973 x President and Chief Executive Officer (1979 - 2014) x EVP and Chief Risk Officer x Joined in 2005 x Former EVP and Senior Loan Officer at Mercantile Southern Maryland Bank x President and Chief Executive Officer x Joined in 2000 x Former CFO of Acacia Federal Savings Bank (1987 - 2000) Gregory Cockerham x EVP and Chief Lending Officer x Joined in 1988 x Former Executive with Maryland National Bank James M. Burke Todd L. Capitani James F. Di Misa x EVP and Chief Operating Officer x Joined in 2005 x Former EVP at Mercantile Southern Maryland Bank x EVP and Chief Financial Officer x Joined in 2009 x Former Senior Finance Manager with Deloitte Consulting and CFO of Ruesch International, Inc.

III-29

Senior Management Team

Christy M. Lombardi

- ✓ Chief Administrative Officer and EVP
- ✓ Joined in 1998
- ✓ Oversees human resources and shareholder relations

Rebecca J. Henderson

- ✓ EVP and Director of Sales for Retail Operations and Wealth Management
- ✓ Joined in 2006
- ✓ Former VP, Commercial Lender at Mercantile Southern Maryland Bank

Community Bank of the Chesapeake

30

30 Senior Management Team Rebecca J. Henderson Christy M. Lombardi x Chief Administ

III-30

SCHEDULE IV

SUBSIDIARIES OF THE COMPANY

Community Bank of the Chesapeake
Tri-County Capital Trust I
Tri-County Capital Trust II
Community Mortgage Corporation of Tri-County

IV-1